EXHIBIT 10.65

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is hereby entered into by and among Ascent Solar Technologies, Inc., a Delaware corporation (“Debtor”) and each of the persons identified on the signature pages hereto as a “Secured Party” (each, a “Secured Party” and collectively, the “Secured Parties”), as of the 30th day of November, 2017.

RECITALS:

A.    This Agreement is entered into in connection with that certain Note Purchase and Exchange Agreement dated as of even date herewith by and among Debtor and certain of the Secured Parties (the “Purchase Agreement”), pursuant to which Debtor is issuing secured convertible promissory notes (the “Notes”). This Agreement, the Purchase Agreement, the Notes, and all other documents necessary to effect the transactions contemplated thereby are collectively referred to as the “Transaction Agreements”.
B.    In order to induce the Secured Parties to extend the credit evidenced by the Notes, Debtor has agreed to enter into this Agreement and to grant the Secured Parties a security interest in certain of Debtor’s assets to secure the performance and timely payment of the Notes and its other obligations arising under the Transaction Agreements.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Grant of Security Interest. As security for the Obligations (as defined below), Debtor hereby grants to the Secured Parties, a security interest in Debtor’s right, title and interest in and to the following property of Debtor wherever located and whether now existing or hereafter arising or coming into existence (collectively, the “Collateral”):
All assets of Debtor, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds, products, accessions, additions, substitutions, rents, profits and replacements thereof, including, without limitation, all Inventory, Equipment, real estate, fixtures, Goods, Accounts, account receivables, contract rights, Commercial Tort Claims, Chattel Paper (tangible and electronic), Deposit Accounts, Documents, General Intangibles, payment intangibles, software, Instruments, Investment Property, intellectual property, Letter-of-Credit Rights and letters-of-credit. The Collateral shall specifically include all real estate and related property (including all fixtures and appetences thereto) owned by Debtor, including Debtor’s property located at 12300 North Grant Street, Thornton, CO 80241.

All capitalized terms used in this Section 1 and not otherwise defined, shall have the meanings given to such terms in the Uniform Commercial Code of the State of Colorado as in effect from time to time. The term “Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Collateral Agent (as defined below), if any, and the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Agreements, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.
2.    Liabilities Secured. The security interests granted herein shall be security for the performance of and timely payment of the Obligations.
3.    Debtor’s Representations and Warranties. Debtor represents and warrants to the Secured Parties that:
(a)    Ownership. Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other person or entity has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens.
(b)    Perfection. Upon the filing of a UCC-1 financing statement and a real estate deed of trust in the appropriate filing offices, the Secured Parties will have a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filings. Such security interest shall be subject to any prior security interests securing any Permitted Liens.
4.    Debtor’s Covenants. Until such time as the Obligations described herein are satisfied in full and this Agreement has been irrevocably terminated, and unless the Secured Parties holding a majority in interest of the outstanding principal amount of the Notes (“Majority of Secured Parties”) otherwise consent in writing, Debtor hereby agrees that:
(a)    Security. Debtor shall perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the lien granted to the Secured Parties therein and the perfection and priority of such lien including: (i) to procure, execute and deliver from time to time any endorsements, assignments, financing statements, account control agreements, consents, landlord waivers and other writings reasonably deemed necessary or appropriate by the Collateral Agent (or the Majority of Secured Parties if no Collateral Agent exists) to perfect, maintain and protect its lien hereunder and the priority thereof; (ii) to appear in and defend any action or proceeding which may affect its title to or the Secured Parties’ interest in the Collateral; (iii) to permit Collateral Agent and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Debtor and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Debtor’s affairs, finances and accounts with its directors, officers and independent public accountants; and (iv) to promptly notify Collateral Agent (or the Secured Parties if no Collateral Agent exists) in writing if Debtor acquires a Commercial Tort Claim, and to provide a summary description of such claim, and grant to Collateral Agent (or the Secured Parties if no Collateral Agent exists) in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent (or the Majority of Secured Parties if no Collateral Agent exists).
(b)    Sale of Collateral. Debtor shall not assign, sell, convey, lease, transfer, or dispose of the Collateral (other than the sale of inventory and the non-exclusive licensing of intellectual property in the ordinary course of business) to any third party without the prior written consent of the Majority of Secured Parties.
(c)    Insurance. Debtor will at its own expense at all times keep the Collateral insured against loss by damage, fire, theft and other extended coverage hazards.
(d)    Liens. Debtor will at all times keep the Collateral free from any adverse claims, liens, security interests, or encumbrances (other than Permitted Liens), and in good order and repair and will not waste, destroy or do anything that may impair or destroy the value of all or any part of the Collateral. The term “Permitted Liens” means (i) liens for taxes not yet delinquent or liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (ii) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (iv) liens in favor of the Secured Parties; and (v) any security interests or liens attaching to the Debtor’s Thornton, Colorado headquarters building securing Debtor’s outstanding mortgage loan with the Colorado Housing Finance Authority (“CHFA”).
(e)    Taxes. Debtor will pay promptly when due all taxes, assessments and other charges upon the Collateral.
(f)    Maintenance. Debtor will provide for all maintenance, repairs and replacements to the Collateral in accordance with standard maintenance and repair procedures and upon request will promptly make available copies of all repairs, maintenance and test reports to the Collateral Agent (or the Secured Parties if no Collateral Agent exists).

(g)    Location of Collateral. Debtor shall not without prior written consent of the Majority of Secured Parties, (i) change Debtor's legal name or legal structure, (ii) change Debtor’s state of incorporation.
(h)    Intellectual Property.
(i)    Debtor will perform all acts and execute all documents, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office, that may be necessary or desirable to record, maintain, preserve, protect and perfect the Secured Parties' security interest in such intellectual property.
(ii)    Debtor will promptly (and in any event within 5 days) notify Collateral Agent (or the Secured Parties if no Collateral Agent exists) upon the filing, either by Debtor or through any agent, employee, licensee or designee, of (1) an application for the registration, or the registration, of any patent or trademark, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, (2) any assignment of any patent or trademark application or registration, which Debtor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (3) any assignment of any registered copyright or mask work, which Debtor may acquire from a third party, with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof. Upon the request of the Majority of Secured Parties, Debtor shall execute and deliver any and all agreements, instruments, documents and papers as the Majority of Secured Parties may request to evidence the Secured Parties 's security interest in such patent, trademark (and the goodwill and general intangibles of Debtor relating thereto or represented thereby), copyright or mask work.
(iii)    While any Obligations remain outstanding, Debtor shall not register or cause to be registered with the United States Copyright Office any copyright registrations with respect to any proprietary software of Debtor or any other property that is subject to registration with the United States Copyright Office.
(iv)    Debtor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each material application and registration of the patents, trademarks, copyrights and mask works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.
5.    Financing Statement; Deed of Trust.
(a)    Debtor authorizes the Secured Parties to file, in jurisdictions where this authorization will be given effect, a UCC-1 Financing Statement and a real estate deed of trust describing the Collateral in the same manner as it is described herein (or as all property and assets of Debtor) in order to perfect and maintain the Secured Parties’ security interest in the Collateral;

and, from time to time at the request of the Majority of Secured Parties, Debtor shall execute one or more Financing Statements and such other documents (and pay the cost of filing or recording the same) in all public offices deemed necessary or desirable by the Majority of Secured Parties to establish and maintain a valid security interest in the Collateral (free of all other liens and claims whatsoever, except for Permitted Liens) to secure the payment of the Obligations.
(b)    The Secured Parties agree that they will not file any real estate deed of trust until after the consent to such filing is obtained from CHFA. Debtor and the Secured Parties both agree to use commercially reasonable best efforts to obtain such CHFA consent as soon as is reasonably practicable.
6.    Collateral Agent’s Rights.
(a)    If a Majority of Secured Parties reasonably determines that the value of the Collateral has diminished to such an extent as to be unsatisfactory in character or quality, the Collateral Agent may demand Debtor provide additional collateral, or the Collateral Agent may exercise its rights in the event of default described herein. At its option, the Collateral Agent may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral.
(b)    Debtor agrees to irrevocably appoint the Collateral Agent (when appointed by the Majority of Secured Parties) as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, deposit, or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Debtor relating to the Collateral; and (f)  execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (c) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Debtor agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys' fees, Collateral Agent may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent 's possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

7.    Events of Default. Debtor shall be in default under this Agreement upon the occurrence of an Event of Default (as such term is defined in the Notes).
8.    Secured Parties’ Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties may, at their option, by the action of the Majority of Secured Parties, declare any and all liabilities secured hereby immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become and be due and payable without demand or notice, in which event (subject to the further provisions of this Agreement) the Collateral Agent, on behalf of the Secured Parties, shall have and may exercise from time to time any and all rights and remedies of a secured party under the Uniform Commercial Code of the State of Colorado, as amended from time to time, and any and all rights and remedies available to it under any other applicable law. Notwithstanding anything herein to the contrary, the Secured Parties hereby grant the shareholders of the Debtor a right of first refusal to purchase any property of the Debtor that the Secured Parties intend to dispose of. The terms of such right of first refusal will be no less favorable to the Secured Parties than an arms length transaction. Any proceeds of any disposition of all or any part of the Collateral may be applied by the Collateral Agent toward payment of such of the Obligations, and in such order of application, as the Collateral Agent may from time to time elect.
9.    Collateral Agent.
(a)    Appointment. The Secured Parties, by the written consent of the Majority of Secured Parties, may appoint a collateral agent for the Secured Parties under this Agreement (in such capacity, the “Collateral Agent”) to serve until the termination of this Agreement.
(b)    Powers and Duties of Collateral Agent, Indemnity by Secured Parties.
(i)    Each Secured Party hereby irrevocably authorizes Collateral Agent, once appointed, to take such action and to exercise such powers hereunder as provided herein or as requested in writing by a Majority of Secured Parties in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. Notwithstanding anything herein to the contrary, in the event Collateral Agent does not hold a majority in interest of the outstanding principal amount of the Notes, any action taken by Collateral Agent hereunder must be first approved in writing by a Majority of Secured Parties. Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.
(ii)    Neither Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Secured Party or to Debtor for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of Collateral Agent, nor shall Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Debtor to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Debtor’s compliance with any of the terms and conditions of this Agreement; (iv) the failure by Debtor to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.
(iii)    In the case of this Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Secured Parties agrees to pay to Collateral Agent, once appointed, on demand, its pro rata share of all fees and all expenses incurred in connection with the operation and enforcement of this Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Debtor. In the case of this Agreement and each instrument and document relating to any of the Collateral, each of the Secured Parties hereby agrees to hold Collateral Agent harmless, and to indemnify Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by Collateral Agent in connection with its exercise of its duties as the collateral agent under this Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.
10.    Termination. Upon payment in full of all Obligations, the Collateral Agent, on behalf of the Secured Parties, shall release the lien granted hereby upon the Collateral.
11.    Additional Secured Parties. If the Debtor shall issue additional Note(s) pursuant to the Purchase Agreement, any holder of such Note(s) shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Secured Party” and a party hereunder.
12.    Priority. The Secured Parties agree and acknowledge that the security interests granted hereunder shall be pari passu with respect to all the Notes.
13.    Miscellaneous. No waiver by a Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of a Secured Party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by a Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this Agreement. The provisions of this Agreement are cumulative and the Secured Parties shall have all the benefits, rights and remedies of and under the Notes. The singular pronoun, when used herein, shall include the plural and the neuter shall include the masculine and feminine. All rights of each Secured Party hereunder shall inure to the benefit of its heirs, legal representatives, successors and permitted assigns; and all liabilities of Debtor shall bind the heirs, legal representatives, successors and assigns of Debtor. The Transaction Agreements constitute the full and complete agreement of the Debtor and the Secured Parties with regard to the transactions set forth herein, and supersede or replace any other previous or contemporaneous oral or written agreements. This Agreement may not be amended except by a writing signed by the Debtor and a Majority of Secured Parties. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.
14.    Collection Costs. If Collateral Agent hires an attorney to assist in collecting any amount due or in enforcing any right or remedy under this Agreement or the Notes, Debtor agrees to pay such Secured Party such attorneys’ fees and collection costs.
15.    Colorado Law. This Agreement has been delivered in the State of Colorado and shall be construed in accordance with the laws of Colorado without regard to the choice of law rules therein.

(Signature Page Follows)

IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the date first written above.

DEBTOR: ASCENT SOLAR TECHNOLOGIES, INC. By: /s/ Victor Lee Name: Victor Lee Title: Chief Executive Officer
SECURED PARTIES:

GLOBAL ICHIBAN LIMITED

By: /s/ Ashley Ong
Name: Ashley Ong
Title: Director